EXHIBIT 23.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

Morgan & Company
1488 - 700 Georgia St. W
Vancouver, B.C. Canada
V7Y 1A1

As independent public accountants, we hereby consent to the incorporation by reference in the Form S-8 to be filed on or about January 7, 2005 by Entourage Mining Ltd. of our report dated May 6, 2004, on the financial statements for the years ended December 31, 2003 and December 31, 2002.

/s/ Morgan & Company
Chartered Accountants

Vancouver, British Columbia
January 19, 2005